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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated April 14, 1999 (except for Note 15, as to which the date is June 9, 1999) accompanying the consolidated financial statements and schedule included in the Annual Report of IntraNet Solutions, Inc. and subsidiaries on Form 10-K for the year ended March 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of IntraNet Solutions, Inc. and subsidiaries on Form S-8
No. 333-11489, Form S-3 No.333-14175, Form S-3 No. 333-333437 and Form S-3
No. 333-57181.


                                                          /s/ GRANT THORNTON LLP

    Minneapolis,  Minnesota
    June 29, 1999